Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Diversifying your portfolio into Bitcoin?

Do it with the world’s largest Bitcoin ETF*

Ticker GBTC Grayscale Bitcoin Trust ETF

Bitcoin investing begins here Invest Now

*Based on AUM as of 12.31.23.

Filed Pursuant To Rule 433

Registration No. 333-275079

January 11, 2024

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin.